EXHIBIT 99.A5

                         INTELLIGENT CONTROLS, INC.

                         Offer to Purchase for Cash

                  Up to 475,000 Shares of its Common Stock
                           at a Purchase Price of
                               $3.25 per Share

                                                              March 30, 1998

To our Clients:

      Enclosed for your consideration are the Offer to Purchase dated March 30, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") distributed in connection with the offer by INTELLIGENT CONTROLS, INC., a Maine corporation (the "Company"), to purchase for cash up to 475,000 shares of its Common Stock (the "Shares"), at a price of $3.25 per Share, upon the terms and subject to the conditions of the Offer.

      All Shares properly tendered and not withdrawn prior to the expiration of the Offer will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof, provided that the minimum number of Shares are tendered pursuant to the Offer. The Company will return all Shares not subject to the conditions of the Offer, including Shares not purchased because of proration or because the minimum is not satisfied. See Section 4 of the Offer to Purchase.

      We are (or our nominee is) the record holder of Shares held for your account. As such, we are the only ones who can tender those Shares, and then only pursuant to your instructions. We are sending you the enclosed Letter of Transmittal for your information only.

      Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

      We call your attention to the following:

      1. The Offer is conditioned on a minimum number of Shares being tendered.

      2. The Offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on Friday, May 1, 1998, unless the Offer is extended.

      3. The Offer is for up to 475,000 Shares, constituting approximately 14.4% of the Shares outstanding as of March 27, 1998.

      4. Tendering shareholders will not be obligated to pay brokerage commission solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes in connection with the Company's purchase of Shares pursuant to the Offer.

      If you want us to tender any or all of your Shares (held by us for you), please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender those Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

      YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 1, 1998, UNLESS THE OFFER IS EXTENDED.

      As described in Section 1 of the Offer to Purchase and provided certain conditions are satisfied as set forth therein, in the event that prior to the expiration of the Offer a greater number of Shares than 475,000 Shares are properly tendered and not withdrawn, the Company will accept all Shares properly tendered and not withdrawn prior to the expiration of the Offer on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of such Shares.

      The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tender be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by a registered broker or dealer licensed under the laws of such jurisdiction.



           INSTRUCTIONS WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                      UP TO 475,000 SHARES COMMON STOCK

                                     OF

                         INTELLIGENT CONTROLS, INC.

                           AT A PURCHASE PRICE OF
                               $3.25 PER SHARE


      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 30, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by INTELLIGENT CONTROLS, INC., a Maine corporation (the "Company"), to purchase for cash up to 475,000 Shares of its Common Stock (the "Shares"), at a price of $3.25 per Share, upon the terms and subject to the conditions of the Offer.

      The undersigned hereby instruct(s) you to tender to the Company the number of Shares specified below or, if no number is specified, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

      Aggregate number of Shares to be tendered by you for the undersigned:

                 ____________ Shares



                                SIGNATURE(S)

Signature(s) ______________________________________________________________

Dated _______________________________________________________________, 1998

Name(s) and Address(es) (Please Print)_____________________________________

___________________________________________________________________________

___________________________________________________________________________

Area Code(s) and Telephone Number(s)_______________________________________

Taxpayer Identification or Social Security Number(s)_______________________

___________________________________________________________________________